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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

 The Registrant, Bolt Technology Corporation, a Connecticut Corporation, has no
                                    parent.

              The following are the subsidiaries of the Registrant
                               (at June 30, 1997)



                                                State of
                                              Incorporation
                                              -------------

Bolt International Corporation                Connecticut
Duke Place Investments                        Delaware
Bolt Export Corporation                       United States, Virgin Islands
Criterion Exploration, Inc.                   Texas



The names of certain subsidiaries are omitted since such subsidiaries considered in the aggregate would not constitute a significant subsidiary at the end of the year covered by this report.

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